UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Mac-Gray Corporation

(Name of Registrant as Specified in Its Charter)
TUC Investor Value Creation Group, LLC
Kovpak II, LLC
Richard Drexler
Michael J. Soenen
Benjamin Kovler

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Copy to:
Neal Aizenstein
Morgan, Lewis & Bockius LLP
77 West Wacker Drive
Chicago, Illinois 60601
(312) 324-1751
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     The information attached hereto as Exhibit I may be used in connection with presentations to stockholders and other persons on a going forward basis.
     ON APRIL 21, 2011, TUC INVESTOR VALUE CREATION GROUP, LLC, TOGETHER WITH THE OTHER PARTICIPANTS NAMED HEREIN, FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TUC INVESTOR VALUE CREATION GROUP, LLC, KOVPAK II, LLC, RICHARD DREXLER, MICHAEL J. SOENEN AND BENJAMIN KOVLER FROM THE STOCKHOLDERS OF MAC-GRAY CORPORATION, FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF MAC-GRAY CORPORATION FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WAS DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 22, 2011.
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Exhibits
Exhibit I            Information

Exhibit I
     As we have previously outlined in our May 13, 2011 letter to stockholders, our nominees have a clear plan to boost EBITDA margins and increase returns on invested capital. We believe that our plan would materially expand Mac-Gray’s EBITDA margins. Specifically, we believe that there are significant opportunities to reduce Mac-Gray’s SG&A expenses.
     On Mac-Gray’s May 5, 2011 conference call with investors, management noted that there are more than 90 people at Mac-Gray corporate. While a full review is necessary to determine the extent to which this workforce is essential to the profitable operation of the business, we note that CoinMach’s SG&A expense for the twelve-month period ended September 30, 2007, was just $13.7 million to support $552 million of sales, or 2.5%, whereas Mac-Gray’s SG&A expense in the twelve-month period ended December 31, 2010, was $32.8 million to support $320 million of sales, or 10.4%. We will work to recapture at least HALF of the difference between Mac-Gray’s SG&A as a percentage of sales and CoinMach’s, or approximately 4.0% (.50 x 7.9%).
     Based on Mac-Gray’s sales in the 12-month period ended December 31, 2010 of $320 million, a 4.0% reduction of Mac-Gray’s SG&A as a percentage of sales would flow through to the bottom line and increase Mac-Gray’s EBITDA by approximately $12.7 million. Based on an enterprise value multiple of 6.9 and approximately 14.2 million shares of Mac-Gray common stock outstanding as of May 2, 2011, we estimate that such savings would increase by more than $6 per share the value of Mac-Gray’s outstanding common stock.